EXHIBIT 1.1

                                                                  Execution Copy

                             CIT MARINE TRUST 1999-A

                $325,000,000 CLASS A-1 5.45 % ASSET-BACKED NOTES

                 $179,000,000 CLASS A-2 5.80% ASSET-BACKED NOTES

                 $117,000,000 CLASS A-3 5.85% ASSET-BACKED NOTES

                 $103,134,000 CLASS A-4 6.25% ASSET-BACKED NOTES

                   $11,028,156 6.20% ASSET-BACKED CERTIFICATES


                   THE CIT GROUP SECURITIZATION CORPORATION II
                                    (SELLER)

                                                                February 12 1999

                             UNDERWRITING AGREEMENT

GOLDMAN, SACHS & CO.
as Representative of
the Several Underwriters (the "Representative"),
85 Broad Street
New York, New York  10004

Dear Sirs:

      1. Introductory. The CIT Group Securitization Corporation II, a Delaware corporation (the "Seller") and a wholly-owned limited-purpose finance subsidiary of The CIT Group, Inc., a Delaware corporation ("CIT"), and CIT (collectively, the "Registrants") have previously filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of up to $1,200,000,000 of boat and marine backed notes or certificates. The Seller proposes to cause CIT Marine Trust 1999-A (the "Trust") to issue and sell $325,000,000 principal amount of its Class A-1 5.45% Asset-Backed Notes (the "Class A-1 Notes"), $179,000,000 principal amount of its Class A-2 5.80% Asset-Backed Notes (the "Class A-2 Notes"), $117,000,000 principal amount of its Class A-3 5.85% Asset-Backed Notes (the "Class A-3 Notes"), $103,134,000 principal amount of its Class A-4 6.25% Asset-Backed Notes (the "Class A-4 Notes", and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"), and $11,028,156 principal amount of its 6.20% Asset-Backed Certificates (the

"Certificates," and, together with the Notes, the "Securities"). The Securities are registered under the registration statement referred to in Section 2(a). The assets of the Trust include, among other things, a pool of marine installment sale contracts and direct loans some of which are secured by U.S. Preferred Ship Mortgages (the "Contracts") secured by new and used boats, boat motors and boat trailers financed thereby (the "Financed Boats"), and certain monies received thereunder on or after February 1, 1999 conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of February 1, 1999 (the "Sale and Servicing Agreement") among the Trust, the Seller, CIT Marine Trust 1996-A (the "Selling Trust") and The CIT Group/Sales Financing, Inc., a wholly-owned subsidiary of CIT, as servicer ("CITSF" or the "Servicer"). Certain Contracts and certain other assets of the Trust will be sold by CITSF to the Seller pursuant to a Purchase Agreement to be dated as of February 1, 1999 (the "Purchase Agreement") between CITSF and the Seller, and certain Contracts and certain other assets of the Trust will be sold by the Seller and the Selling Trust to the Trust pursuant to the Sale and Servicing Agreement. Certain of the Contracts and certain other property sold by CITSF to the Seller will first be purchased by CITSF from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") pursuant to a Purchase Agreement to be dated as of February 1, 1999 (the "CITCF-NY Sale Agreement") between CITCF-NY and CITSF. The Servicer will service the Contracts on behalf of the Trust pursuant to the Sale and Servicing Agreement. The Notes will be issued pursuant to the Indenture to be dated as of February 1, 1999 (as amended and supplemented from time to time, the "Indenture"), between the Trust and Harris Trust and Savings Bank, as indenture trustee (the "Indenture Trustee"). Pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks imposed on the Trust under the Indenture. The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to a Trust Agreement to be dated as of January 1, 1999 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"). A note guaranty insurance policy and a certificate guaranty insurance policy (together the "Insurance Policies") will be issued by MBIA Insurance Corporation (the "Insurer") pursuant to the Insurance and Reimbursement Agreement dated as of February 1, 1999 (the "Insurance Agreement") by and among the Insurer, the Seller, CITSF, in its individual capacity, as Custodian and as Servicer and CIT. The Insurer, CIT, CITSF, the Representative and the Seller have entered into an Indemnification Agreement dated as of February 12, 1999 (the "Indemnification Agreement"). On the date of issuance of the Securities a reserve fund (the "Reserve Fund") will be established with the Indenture Trustee as credit enhancement for the Securities. The Reserve Fund will be funded by one or more affiliates of the Seller (the "Lender") pursuant to the terms of the Loan Agreement to be dated as of February 1, 1999 (the "Loan Agreement") among the Trust, Indenture Trustee, the Servicer and the Lender.

      Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Sale and Servicing Agreement and the Indenture.

      The Seller and CITSF hereby agree with the several Underwriters named in
Schedule I hereto (the "Underwriters") as follows:

      2. Representations and Warranties of the Seller, CITSF and CIT. Each of the Seller and CITSF, jointly and severally, and CIT with respect to the representations and warranties appearing in clauses (a), (b), (c)(i), (d),
(e)(ii), (j)(ii), (t), (y) and (bb) below represents and warrants


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

to, and agrees with, the Underwriters, as of the date hereof and as of the date of the purchase and sale of the Securities pursuant to Section 3 hereof (the "Closing Date") that:

      (a) A registration statement on Form S-3 No. 333-43323, including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and, as amended, has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Securities as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." A "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Securities used prior to the date of this Agreement that is subject to completion.

      (b) On the effective date of the registration statement relating to the Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission promulgated under the Act and the Trust Indenture Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the date of this Agreement and the Closing Date, the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b) and the Closing Date, the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents include, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon (i) written information furnished to the Seller by any Underwriter through the Representative specifically for use therein, it being understood that the only such information consists of the Underwriters' Information (as defined in Section 8(a) or (ii) the Underwriter Derived Information (as defined in Section 7 below) contained in the Current Report (as defined in Section 5(m) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto). The Seller and CITSF acknowledge that any information furnished by any of the Underwriters specifically for use in the Registration Statement, any preliminary prospectus or the Prospectus is the Underwriters' Information (as defined in Section 8(a)).

      (c) (i) CIT meets the requirements for use of Form S-3 under the Act and
(ii) the Seller meets the requirements for use of Form S-3 under the Act.

      (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder.


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

      (e) (i) Each of the Seller, CITSF and The CIT GP Corporation III ("CIT GP") have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. Each of the Seller, CITSF, CITCF-NY and CIT GP have corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus and to enter into and perform their obligations under each of the Basic Documents (as defined below) to which it is a party; and each of the Seller, CITSF, CITCF-NY and CIT GP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its respective business, properties, assets, or condition (financial or other) or on its ability to perform its obligations under any of the Basic Documents to which it is a party. "Basic Documents" means this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the CITCF-NY Sale Agreement, the Purchase Agreement, the Loan Agreement, the Insurance Agreement, the Indemnification Agreement and the Note Depository Agreement and (ii) CIT has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on its respective business, properties, assets, or condition (financial or other).

      (f) Neither the Seller nor CIT GP is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Seller or CIT GP, as the case may be, or which might materially and adversely affect the properties or assets thereof or the ability to perform its obligations under any of the Basic Documents to which it is a party.

      (g) Neither CITSF nor CITCF-NY is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its respective properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of either of CITSF or CITCF-NY or which might materially and adversely affect the properties or assets thereof or their ability to perform its obligations under any of the Basic Documents to which it is a party.

      (h) The execution and delivery by each of the Seller and CIT GP on the Closing Date of the Basic Documents to which it is a party and the performance of its obligations thereunder will be within the corporate power of the Seller and CIT GP and duly authorized by all necessary corporate action on the part of the Seller and CIT GP on and as of the Closing Date; and neither the issuance and sale of the Securities to the Underwriters, nor the execution and delivery by each of the Seller and CIT GP of the Basic Documents to which it is a party, nor the consummation by the Seller or CIT GP of the transactions therein contemplated, nor compliance by the Seller or CIT GP with the provisions hereof or thereof, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or CIT GP or its properties or the certificate of incorporation or by-laws of the Seller or CIT GP or any of the provisions of any indenture, mortgage, contract or other instrument to which the Seller or CIT GP is a party or by which the Seller or CIT GP is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

      (i) The execution and delivery by each of CITSF and CITCF-NY on and as of the Closing Date of any of the Basic Documents to which it is a party and the performance of its obligations thereunder, will be within the corporate power of each of CITSF and CITCF-NY and duly authorized by all necessary corporate action on the part of each of CITSF and CITCF-NY on and as of the Closing Date; and neither the issuance and sale of the Securities to the Underwriters, nor the execution and delivery by CITSF and CITCF-NY of any of the Basic Documents to which it is a party, nor the consummation by CITSF and CITSF-NY of the transactions therein contemplated, nor compliance by CITSF and CITCF-NY with the provisions hereof or thereof, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on CITSF or CITCF-NY or their respective properties or the certificate of incorporation or by-laws of CITSF or CITCF-NY, or any of the provisions of any material indenture, mortgage, contract or other instrument to which CITSF or CITCF-NY is a party or by which CITSF or CITCF-NY is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective property pursuant to the terms of any such material indenture, mortgage, contract or other instrument.

      (j) (i) This Agreement has been duly authorized, executed and delivered by each of the Seller and CITSF, and it constitutes a legal, valid and binding instrument enforceable against each of the Seller and CITSF in accordance with its terms, subject (x) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws and (ii) this Agreement has been duly authorized, executed and delivered by CIT, and it constitutes a legal, valid and binding instrument enforceable against CIT in accordance with its terms, subject (x) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws and.

      (k) The Sale and Servicing Agreement when executed and delivered on the Closing Date will be duly authorized, executed and delivered by each of the Seller, the Selling Trust and CITSF, and will constitute a legal, valid and binding instrument enforceable against each of the Seller, the Selling Trust and CITSF in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (l) The Trust Agreement when executed and delivered on the Closing Date will be duly authorized, executed and delivered by each of the Seller and CIT GP, and will constitute a legal, valid and binding instrument enforceable against each of the Seller and CIT GP in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (m) The Loan Agreement when executed and delivered on the Closing Date will be duly authorized, executed and delivered by the Lender, and will constitute a legal, valid and binding instrument enforceable against the Lender in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (n) The Certificates, when duly and validly executed by the Owner Trustee or an agent thereof on behalf of the Trust, authenticated and delivered in accordance with the Trust Agreement, and delivered to and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

      (o) The Notes, when duly and validly executed by the Owner Trustee or an agent thereof on behalf of the Trust, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

      (p) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by any of the Seller, CITSF and CIT GP of the transactions contemplated by any of the Basic Documents to which it is a party, except such as may be required under the Act, the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

      (q) The Seller, CITSF, CITCF-NY, the Selling Trust and CIT GP each possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them and as described in the Prospectus, other than such licenses, certificates, authorities or permits the failure of which to possess would not have a material adverse effect on the interests of the Certificateholders or the Noteholders under the Basic Documents, and none of the Seller, CITSF, the Selling Trust, CITCF-NY nor CIT GP have received any notice of proceedings relating to the


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

revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of any of the Seller, CITSF, CITCF-NY, the Selling Trust or CIT GP or their ability to perform their respective obligations under any of the Basic Documents to which it is a party.

      (r) As of the Closing Date, the Contracts and related property will have been duly and validly assigned to the Owner Trustee in accordance with the Basic Documents; and when such assignment (in the case of Preferred Mortgages security upon the filing of assignments with the United States Coast Guard) is effected, a duly and validly perfected transfer of all such Contracts subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Seller, CITSF, CITCF-NY, the Selling Trust, CIT GP or any affiliate of any of the parties will have occurred. As of the Closing Date, the Trust's grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Seller, CITSF, CITCF-NY, the Selling Trust, CIT GP or any affiliate of any of the parties.

      (s) As of the Closing Date, each of the Contracts will meet the eligibility criteria described in the Prospectus.

      (t) The financial statements of CIT included or incorporated in the Registration Statement and Prospectus present fairly the financial position of CIT and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any schedules included in the Registration Statement present fairly the information required to be stated therein.

      (u) The chief executive office of each of the Seller, CITSF, the Selling Trust and CITCF-NY is listed opposite its name on Schedule II hereto, which office is the place where it is "located" for the purposes of Section 9-103(3)(d) of the Uniform Commercial Code as in effect in the State of New York, and the offices of each of the Seller, CITSF and CITCF-NY where it keeps its respective records concerning the Contracts are also listed in said Schedule opposite its name and there have been no other such locations during the four months preceding the Closing Date.

      (v) Except as disclosed or incorporated by reference in the Prospectus, since the date of the latest audited financial statements of CIT included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of CITSF and its subsidiaries taken as a whole.

      (w) Neither the Seller, CITSF, CIT GP nor the Trust Fund created by the Sale and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").


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

      (x) In connection with the offering of the Securities in the State of Florida, the Seller hereby certifies that they have complied with all provisions of Section 5.17.075 of the Florida Securities and Investor Protection Act.

      (y) As of the Closing Date, each of the respective representations and warranties of the Seller, CITSF, CITCF-NY, CIT GP and CIT set forth in the Basic Documents and the Indemnification Agreement will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

      (z) The Seller has filed the preliminary prospectus supplement relating to the Securities pursuant to and in accordance with Rule 424(b).

      (aa) The Insurance Agreement when executed and delivered on the Closing Date will be duly authorized, executed and delivered by each of the Seller and CITSF, and will constitute a legal, valid and binding instrument enforceable against each of the Seller and CITSF in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

      (bb) The Indemnification Agreement when executed and delivered on the Closing Date will be duly authorized, executed and delivered by CIT, and will constitute a legal, valid and binding instrument enforceable against CIT in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

      (cc) No Underwriter Derived Information or Computational Materials (as defined in Section 7 below) contained in the Current Report (as defined in
Section 5(l) below) shall be used or has been provided and therefore is not applicable.

      3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the principal amount of the Class of Notes set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to the Total Price to Seller specified in Schedule III hereto plus accrued interest, if any, at the applicable Interest Rate from February 23, 1999 to (but excluding) the Closing Date, and the principal balance of the Certificates set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to the Total Price to Seller specified in Schedule IV hereto plus accrued interest, if any, at the Pass-Through Rate from February 23, 1999 to (but excluding) the Closing Date.


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

      The Seller will deliver the Securities (except for one Certificate in the principal amount of $128,156) to the Representative, for the account of the Underwriters, against payment of the purchase price by wire transfer of immediately available funds to the Seller, or to such bank as may be designated by the Seller, at the office of Schulte Roth & Zabel LLP 900 Third Avenue, New York, New York 10022 on February 23, 1999, 10:00 a.m., New York City time, or at such other time not later than seven full business days thereafter as the Representative and the Seller determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The Certificates to be so delivered will be represented by one or more Certificates issued in fully registered certificated form, registered in the name(s) requested by the Representative two (2) Business Days prior to the Closing Date. One Certificate in definitive form in the principal amount of $128,156 will be retained by the Seller and registered in the name of CIT GP (the "GP Certificate"). Definitive Notes will be available only under the limited circumstances set forth in the Indenture and Trust Agreement. The notes and certificates evidencing the Notes and Certificates will be made available for checking and packaging at the offices of Schulte Roth & Zabel LLP at least 24 hours prior to the Closing Date.

      4. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus.

      5. Covenants of the Seller and CITSF. Each of the Seller and CITSF, jointly and severally, covenants and agrees with the several Underwriters that:

      (a) The Seller will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative which consent shall not be unreasonably withheld, subparagraph (5)) of Rule 424(b) no later than the second business day following the earlier of the date of the determination of the offering price or the date it is first used. The Seller will advise the Representative promptly of any such filing pursuant to Rule 424(b).

      (b) The Seller will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect any such amendment or supplementation without the Representative's consent which consent shall not be unreasonably withheld; and the Seller will also advise the Representative promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

      (c) The Seller will arrange for the qualification of the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may


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

reasonably designate and will continue such qualifications in effect so long as necessary under such laws for the distribution of such Securities, provided that in connection therewith the Seller shall not be required to qualify as a foreign corporation to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

      (d) If, at any time when a prospectus relating to the Securities is required to be delivered by law in connection with sales by any Underwriter or dealer, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Seller will promptly notify the Representative and will promptly prepare and file with the Commission, at their own expense, an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the consent of the Representative to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

      (e) The Seller will timely prepare and file all periodic reports, on behalf of the Trust, with the Commission referred to in no-action letters to the Commission until no longer required to do so as permitted by Section 15(d) of the 1934 Act.

      (f) The Seller will furnish to each of the Underwriters copies of the Registration Statement, each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

      (g) So long as any of the Securities are outstanding, the Seller or CITSF, as the case may be, will furnish to the Representative copies of all written reports or other written communications (financial or otherwise) furnished or made available to Noteholders and/or Certificateholders, and deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements filed by or on behalf of the Trust by the Seller with the Commission pursuant to the 1934 Act, and (ii) such additional information concerning the Seller or CITSF (relating to the Contracts, the servicing thereof or the ability of CITSF to act as Servicer), the Notes, the Certificates or the Trust as the Representative may reasonably request from time to time.

      (h) Whether or not the transactions contemplated by this Agreement are consummated CITSF will pay or cause to be paid all costs and expenses incident to the performance of CITSF's, the Seller's and CIT GP's respective obligations hereunder, including (i) the preparation, issuance and delivery of the Securities, (ii) any fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"), for the rating of the Securities,
(iii) the expenses incurred in printing, reproducing and distributing the registration statement as filed, the Registration Statement, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto required pursuant to Section 5(d) hereof), (iv) the fees and disbursements of counsel to the Seller, CITSF, CIT and CIT GP and the independent public accountants of the Seller, (v) the fees and disbursements of the Indenture Trustee and its counsel, (vi) the fees and disbursement of the Owner Trustee and its counsel, (vii) the fees of DTC in connection with the book-entry registration of the Notes, (viii) the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Securities for sale in the jurisdictions that the Representative may designate pursuant to Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey, (ix) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Basic Documents and (x) the fees and expenses of the Insurer. Subject to Section 9 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees and expenses of their counsel (other than the reasonable expenses of the Representative including the reasonable fees and disbursements of its counsel, in connection with the initial qualification of the Securities for sale in the jurisdictions that the Representative may designate pursuant to
Section 5(c) hereof and in connection with the preparation of any blue sky survey and legal investment survey).

      (i) On or before the Closing Date, the Seller, CITSF and CITCF-NY shall cause each of their respective books and records (including any computer records) relating to the Contracts to be marked to show the absolute ownership by the Owner Trustee in accordance with Section 3.01B(d) of the Sale and Servicing Agreement, on behalf of the Trust, of the Contracts, and from and after the Closing Date neither the Seller, CITSF, as Servicer, nor CITCF-NY shall take any action inconsistent with the ownership by the Owner Trustee on behalf of the Trust of the Contracts, other than as permitted by the Basic Documents.

      (j) Until the retirement of the Securities, the Seller or CITSF will deliver to the Representative the certified public accountants' annual statements of compliance furnished to the Indenture Trustee or the Owner Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement, as soon as such statements are furnished to the Indenture Trustee or the Owner Trustee.

      (k) To the extent, if any, that either of the ratings provided with respect to the Securities by either Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller, CITSF, CITCF-NY or CIT GP, the Seller, CITSF, CITCF-NY or CIT GP, as the case may be, shall furnish such documents and take any such other actions as may be required to satisfy such conditions. A copy of any such document shall be provided to the Representative at the time it is delivered to the Rating Agencies.

      (l) Provided that the Seller has received the letter from KPMG Peat Marwick LLP, described in Section 7(a) relating to the Computational Materials, the Seller will cause such Computational Materials (as defined in Section 7 below) with respect to the Securities which are delivered to the Seller as provided in Section 7 below to be filed with the Commission on a Current Report on Form 8-K (the "Current Report") not later than the date on which a final prospectus supplement relating to the Securities is available for distribution to investors.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Seller, CIT and CITSF, and contained or incorporated herein, to the accuracy of the statements of officers of the Seller, CIT and CITSF made pursuant to the provisions hereof, to the performance by the Seller, CIT and CITSF of its obligations hereunder and to the following additional conditions precedent:

      (a) (i) On the date of this Agreement, the Representative and the Seller shall have received a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP confirming that they are independent public accountants with respect to the Seller and CITSF within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters and (ii) on the Closing Date, a letter, dated the date of delivery thereof, of KPMG Peat Marwick LLP confirming that they are independent public accountants with respect to the Seller and CITSF within the meaning of the Act and the Rules and Regulations, consistent with the letter delivered pursuant to clause (i) above and otherwise in form and substance satisfactory to the Representative and counsel for the Underwriters.

      (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Registrants, shall be contemplated by the Commission.

      (c) The Representative shall have received a certificate, dated the Closing Date, executed by any two of the President, any Vice President, the principal financial officer or the principal accounting officer of (i) the Seller representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of the Seller in this Agreement and the other Basic Documents to which it is a party are true and correct, that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (ii) CITSF in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CITSF in this Agreement and the other Basic Documents to which it is a party are true and correct and that CITSF has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, and (iii) CIT representing and warranting that, as of the Closing Date, to the best of each such officer's knowledge after reasonable investigation, the representations and warranties of CIT in this Agreement and the other Basic Documents are true and correct.

      (d) The Representative shall have received a certificate, dated the Closing Date, executed by any two of the President, any Vice President, the principal financial officer or the principal accounting officer of CIT GP in which such officers shall state that, to the best of each such officer's knowledge after reasonable investigation, (i) the representations and warranties of CIT GP in the Trust Agreement are true and correct and (ii) that CIT GP has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Trust Agreement at or prior to the Closing Date. Such certificate shall have attached thereto a true and correct photocopy of the demand note furnished to CIT GP by CIT.

      (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the (x) Trust, the Seller, CITSF, CITCF-NY, the Selling Trust, CIT GP or CIT or
(y) the Insurer which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of the Securities or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities; (ii) any downgrading in the rating of (x) any debt securities of CIT or CITSF or any of their direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (y) the claims-paying ability of the Insurer by any "nationally recognized statistical rating organization" or if the claims-paying ability of the Insurer has been put on the "watch list" of any such rating organization with negative implications; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by Federal, New Jersey or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

      (f) The Representative shall have received a written opinion of in-house General Counsel of the Seller, CITSF and CITCF-NY, or other counsel satisfactory to the Representative in its reasonable judgment, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

            (i) The Seller and CITSF have each been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware. CITCF-NY has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York.

            (ii) The Seller, CITSF and CITCF-NY each have the corporate power and corporate authority to carry on their respective businesses as described in the Prospectus and to own and operate their respective properties in connection therewith.

            (iii) Each of the Seller, CITSF and CITCF-NY has the corporate power to own its assets and to transact the business in which it is currently engaged and to perform their respective obligations under each of the Basic Documents to which it is a party. The Seller, CITSF and CITCF-NY are each qualified to do business as a foreign corporation and each is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller, CITSF or CITCF-NY, respectively or on their ability to perform their respective obligations under the Basic Documents.

            (iv) This Agreement has been duly authorized, executed and delivered by each of the Seller and CITSF, and is a valid and binding obligation of each of the Seller and CITSF enforceable against each of the Seller and CITSF in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

            (v) Each of the Basic Documents to which the Seller, CITSF or CITCF-NY is a party have been duly authorized, executed and delivered by each of the Seller, CITSF and CITCF-NY, and each constitutes a valid and binding obligation of, each of the Seller, CITSF and CITCF-NY, enforceable against each of the Seller, CITSF and CITCF-NY in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

            (vi) The execution and delivery by each of the Seller, CITSF and CITCF-NY of each of the Basic Documents to which it is a party, the performance of their respective obligations thereunder and the signing of the Registration Statement by the Seller are within the corporate power of the Seller, CITSF and CITCF-NY, as applicable, and have been duly authorized by all necessary corporate action on the part of the Seller, CITSF and CITCF-NY, as applicable; and neither the issue and sale of the Securities, nor the consummation of the transactions contemplated by the Basic Documents nor the fulfillment of the terms thereof, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Seller, CITSF or CITCF-NY pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument, if any, to which the Seller, CITSF or CITCF-NY is a party or by which either may be bound or to which the property or assets of the Seller, CITSF or CITCF-NY are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments, if any, have been identified by the Seller, CITSF or CITCF-NY to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Seller, CITSF or CITCF-NY or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Seller, CITSF or CITCF-NY.

            (vii) The Seller has duly authorized and executed the written order to the Owner Trustee to execute and deliver the Issuer Order to the Indenture Trustee to authenticate the Notes.

            (viii) The Seller has duly authorized and executed the written order to the Owner Trustee to authenticate the Certificates.

            (ix) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New Jersey, New York or federal court or governmental authority or agency is required for the consummation by the Seller, CITSF or CITCF-NY of the transactions contemplated by this Agreement, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

            (x) There are no legal or governmental proceedings pending to which the Seller, CITSF or CITCF-NY is a party or of which any property of the Seller, CITSF or CITCF-NY is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement and are not disclosed therein or (B)(1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Notes or the Certificates, (3) that could materially and adversely affect the Seller's, CITSF's or CITCF-NY's obligations under any of the Basic Documents or (4) seeking to affect adversely the federal or state income tax attributes of the Securities.

            (xi) Such counsel is familiar with CITSF's and CITCF-NY's standard operating procedures relating to CITSF's and CITCF-NY's acquisition of a perfected first priority security interest in the boats financed by CITSF and CITCF-NY's pursuant to marine installment sale contracts and direct loans in the ordinary course of CITSF's and CITCF-NY's business. Other than with respect to maritime liens and liens that are perfected under the U.S. Marine Act/Ship Mortgage Act as to which I express no opinion, assuming that CITSF's standard procedures are followed with respect to the perfection of security interests in the Financed Boats (and such counsel has no reason to believe that either CITSF or CITCF-NY has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Boats), CITSF and CITCF-NY have acquired or will acquire a perfected first priority security interest in the Financed Boats.

            (xii) The Contracts are chattel paper, as defined in the UCC in the State of New Jersey.

            (xiii) When the CITCF-NY Sale Agreement has been duly executed and delivered by all parties thereto and the purchase price has been paid to CITCF-NY by CITSF in the manner specified in the CITCF-NY Sale Agreement, all of CITCF-NY's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to CITSF and CITSF will be the holder of a valid, binding and enforceable security interest in the Contracts against CITCF-NY.

            (xiv) When the Purchase Agreement has been duly executed and delivered by all parties thereto and the purchase price has been paid to CITSF by the Seller in the manner specified in the Purchase Agreement, all of CITSF's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Seller and the Seller will be the holder of a valid, binding and enforceable security interest in the Contracts against CITSF.

            (xv) When the Basic Documents have each been duly executed and delivered by all parties thereto and the purchase price therefor has been paid to the Seller by the Trust in the manner specified in the Sale and Servicing Agreement, and the Notes and the Certificates have been duly executed and duly authenticated and delivered by the Owner Trustee or the Indenture Trustee, as applicable, to or upon the order of the Seller in accordance with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, all of the Seller's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Trust and the Trust will be the holder of a valid and binding security interest in the Contracts against the Seller.

            (xvi) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which such counsel need not express any opinion.

      Said counsel may state that they are admitted to practice only in the States of New York and New Jersey, as applicable, that they are not admitted to the Bar in any other State, that they do not express an opinion as to the laws of any jurisdiction other than the laws of the States of New York and New Jersey, as applicable, the General Corporate Law of the State of Delaware and the laws of the United States of America.

      (g) The Representative shall have received a written opinion of in-house General Counsel to CIT GP, dated the Closing Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:

            (i) CIT GP is duly qualified and licensed and in good standing in each jurisdiction where its business requires such qualification or licensing.

            (ii) The performance by CIT GP of its obligations under the Trust Agreement will not, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of CIT GP pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which CIT GP is a party or by which it may be bound or to which the property or assets of CIT GP are subject (which material contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by CIT GP to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of CIT GP or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over CIT GP.

            (iii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Delaware or federal court or governmental authority or agency is required for the consummation by CIT GP of the transactions contemplated by the Trust Agreement, except such as may be required under the Act or the Rules and Regulations, or state securities or Blue Sky laws or such other filings, registrations, notices, consents, approvals, authorizations, orders or permits as have been obtained.

            (iv) There are no legal or governmental proceedings pending to which CIT GP is a party or of which any property of CIT GP is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement and are not disclosed therein or (B)(1) asserting the invalidity of all or part of the Trust Agreement, (2) that could materially and adversely affect CIT GP's obligations under the Trust Agreement or (3) seeking to affect adversely the federal or state income tax attributes of the Securities.

            (v) CIT GP has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to perform its obligations under the Trust Agreement.

            (vi) The Trust Agreement has been duly authorized, executed and delivered by CIT GP.

      Said counsel may state that they are admitted to practice only in the States of New York and New Jersey, as applicable, that they are not admitted to the Bar in any other State, that they do not express an opinion as to the laws of any jurisdiction other than the laws of the States of New York and New Jersey, as applicable, the General Corporate Law of the State of Delaware and the laws of the United States of America.

      (h) The Representative shall have received an opinion of in-house General Counsel of CIT or other counsel satisfactory to the Representative in its reasonable judgment, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

            (i) CIT has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) This Agreement has been duly authorized, executed and delivered by CIT and is a valid and binding obligation of CIT enforceable against CIT in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

            (iii) The signing of the Registration Statement by CIT is within the corporate power of CIT and has been duly authorized by all necessary corporate action on the part of CIT; the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of CIT pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which CIT is a party or by which it may be bound or to which the property or assets of CIT are subject (which material contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by CIT to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of CIT or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over CIT.

            (iv) The documents with respect to CIT incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the Rules and Regulations, except as to the financial statements and other financial and statistical data included therein, to which such counsel need not express any opinion.

            (v) To the best of such counsel's knowledge, there are no contracts or documents of CIT which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations including any documents incorporated by reference pursuant to Item 12 of Form S-3 which were filed under the 1934 Act which have not been so filed.

      Said counsel may state that they are admitted to practice only in the States of New York and New Jersey, as applicable, that they are not admitted to the Bar in any other State, that they do not express an opinion as to the laws of any jurisdiction other than the laws of the States of

New York and New Jersey, as applicable, the General Corporate Law of the State of Delaware and the laws of the United States of America.

      (i) The Representative shall have received a written opinion of Lowenstein, Sandler, Kohl, Fisher and Boylan, special local New Jersey counsel for the Seller and CITSF, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

            (i) (A) If the transfer of the Contracts is deemed to be the grant of a security interest, and not a true sale, (1) to the extent that the Uniform Commercial Code as in effect in the State of New Jersey (the "New Jersey UCC") applies to the perfection of the Seller's security interests in the Contracts and the proceeds thereof under Section 9-103 of the New Jersey UCC, when the financing statements executed by CITSF as debtor (the "First Step Financing Statements") have been duly executed and delivered and filed or recorded, as appropriate, in the office of the Secretary of State of New Jersey, such security interests will be perfected and (2) to the extent that the New Jersey UCC applies to the perfection of the Trust's security interests in the Contracts and the proceeds thereof under
      Section 9-103 of the New Jersey UCC, when the First Step Financing Statements and the financing statements executed by the Seller as "debtor" ("Second Step Financing Statements") have been duly executed and delivered and filed or recorded, as appropriate, in the office of the Secretary of State of New Jersey, such security interests will be perfected and (B) based solely on such counsel's review of those Financing Statements, officer certificates and specified New Jersey UCC search reports, the security interests of the Trust in the Contracts are subject to no equal or prior security interest under the New Jersey UCC; provided, however that (1) for purposes of its opinions in this paragraph, such counsel may assume that: (a) the Seller is the holder of a valid, binding and enforceable security interest in the Contracts and the Trust is the holder of a valid, binding and enforceable security interest in the Contracts;
      (b) the Contracts constitute "chattel paper," as such term is defined in
      Section 9-105 of the New Jersey UCC; (c) the New Jersey UCC governs the perfection of the security interest in the Contracts, the priority of those security interests and the classification of the Contracts; (d) the chief executive office of each of the Company and the Seller is, and during the past four months has been, in the State of New Jersey; (e) neither CITSF, the Seller nor the Trust has assigned, nor will assign, any Contract to a buyer who takes possession of it in the ordinary course of its business and who acts without knowledge that such Contract is subject to a security interest; (f) the Contracts exist and each of CITSF and the Seller, respectively, has rights in the Contracts; (g) (i) no lien creditor has executed on or attached to the Contracts prior to the perfection of the security interests of the Seller or the Trust in the Contracts and the proceeds thereof; and (ii) the Contracts are not subject to the rights of the holder of a perfected "purchase money security interest" (as such term is defined in Section 9-107 of the New Jersey
      UCC); (h) no Contract, or the proceeds thereof, constitutes proceeds of any property subject to the security interest of a third party; (i) none of the proceeds of the Contracts which constitute "securities" under
      Article 8 of the New Jersey UCC are transferred to a bona fide purchaser (other than the Indenture Trustee) under Section 8-302 of the New Jersey UCC; (j) the Seller, the Indenture Trustee and the Owner Trustee have and will maintain a list describing the Contracts for inspection during normal business hours by interested parties; (k) the underlying facts in the officer certificates to be received by such counsel are correct; (l) all financing statements or other notice of liens, other than the financing statements, in which CITSF, the Seller or the Trust is named as debtor were properly filed and indexed, that the New Jersey UCC search reports have revealed all recorded liens against CITSF and the Seller and that no filings or notices covering CITSF or the Seller were made between the dates last searched and reported on in the New Jersey UCC search reports and the time of such financing statements, and (m) from and after the date hereof CITSF, acting in a capacity as servicer and custodian for the Trustee, will have taken, and will maintain, exclusive possession of the Contracts; and (2) such counsel need express no opinion: (a) regarding perfection as to any government or governmental agency (including without limitation the United States of America or any State thereof or any agency or department of the United States of America or any State thereof) of any security interest in any Contracts with respect to which such government or agency is obligated; (b) on the perfection of any security interests in the collateral described in the Contracts; (c) as to the priority of any perfected security interests under the New Jersey UCC of any liens, claims or other interests that do not require filing or similar action to attach or that arise by operation of law against any claim or lien in favor of the United States or any State or any agency or instrumentality of the United States or any State (including, without limitation, liens arising under the federal tax laws or the Employment Retirement Income Security Act of 1974, as amended) or against the rights of a "lien creditor" (as defined in the New Jersey UCC); and (d) as to the effect of the laws of any other state that may govern the perfection or priority of the security interest in the Contracts by possession or other than by filing a financing statement under the UCC; (3) such opinions may be subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-306 of the New Jersey UCC; (ii) the limitations with respect to documents and instruments imposed by Section 9-309 of the New Jersey UCC; (iii) bankers' liens, rights of set-off and other rights of persons in possession of money, instruments and proceeds constituting certificated or uncertificated securities; (iv) the priority of any security interests perfected by possession; (v) the priority of security interests which may be perfected by any means other than by filing a financing statement under the New Jersey UCC and (and such counsel may note that CITSF, the Seller and the Trust have respectively represented that no such security interests exist) and (vi) Section 552 of the Bankruptcy Code with respect to any Contracts acquired by the Seller or the Trust subsequent to the commencement of a case by or against CITSF, the Seller or the Trust under the Bankruptcy Code; and (4) such counsel's opinion may be further subject to the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, as the same may be applied in a proceeding seeking to enforce any obligation.

            (ii) Solely insofar as the present laws of the State of New Jersey and the Federal law of the United States of America are concerned, in a properly presented and decided case, a court would conclude that the transfer of the Contracts and the proceeds thereof by CITCF-NY to CITSF constitute true sales of such Contracts and, assuming a court reached that conclusion, in such a case a court would conclude that the Contracts and the proceeds would not be considered property of the estate of CITCF-NY pursuant to

      Section 541 of the Bankruptcy Code, and the Contracts and the proceeds thereof would not be subject to the automatic stay pursuant to Section 362 of the Bankruptcy Code; provided, however, such counsel need express no opinion (A) with respect to how long the Seller could be denied possession of the Contracts before the issues discussed in this paragraph are finally decided on appeal or other review and (B) with respect to the availability of a preliminary injunction or temporary restraining order pursuant to the broad equitable powers granted to a bankruptcy court.

            (iii) Solely insofar as the present laws of the State of New Jersey and the Federal law of the United States of America are concerned, in a properly presented and decided case, a court would conclude that the transfer of the Contracts and the proceeds thereof by CITSF to the Seller constitute true sales of such Contracts and, assuming a court reached that conclusion, in such a case a court would conclude that the Contracts and the proceeds would not be considered property of the estate of CITSF pursuant to Section 541 of the Bankruptcy Code, and the Contracts and the proceeds thereof would not be subject to the automatic stay pursuant to
      Section 362 of the Bankruptcy Code; provided, however, such counsel need express no opinion (A) with respect to how long the Seller could be denied possession of the Contracts before the issues discussed in this paragraph are finally decided on appeal or other review and (B) with respect to the availability of a preliminary injunction or temporary restraining order pursuant to the broad equitable powers granted to a bankruptcy court.

            (iv) Solely insofar as the present laws of the State of New Jersey and the Federal law of the United States of America are concerned, in a properly presented and decided case, a court would conclude that the transfer of the Contracts and the proceeds thereof by the Seller to the Trust constitute true sales of such Contracts and, assuming a court reached that conclusion, in such a case a court would conclude that the Contracts and the proceeds would not be considered property of the estate of the Seller pursuant to Section 541 of the Bankruptcy Code, and the Contracts and the proceeds thereof would not be subject to the automatic stay pursuant to Section 362 of the Bankruptcy Code; provided, however, such counsel need express no opinion (A) with respect to how long the Trust could be denied possession of the Contracts before the issues discussed in this paragraph are finally decided on appeal or other review and (B) with respect to the availability of a preliminary injunction or temporary restraining order pursuant to the broad equitable powers granted to a bankruptcy court.

      Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America and the laws of the State of New Jersey.

      (j) The Representative shall have received a written opinion of Schulte Roth & Zabel LLP, special counsel to the Seller, CITSF and CITCF-NY, dated the Closing Date, in substantially the form set forth below, with such changes therein as the Representative and counsel for the Underwriters shall reasonably agree:

            (i) When the Notes have been duly executed, delivered and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be validly issued, outstanding and entitled to the benefits of the Indenture, except that (A) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (ii) The Registration Statement became effective under the Act as of November 4, 1998 and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission.

            (iii) The form of the Indenture has been qualified under the Trust Indenture Act.

            (iv) Neither the Trust Agreement nor the Sale and Servicing Agreement need to be qualified under the Trust Indenture Act. The Trust is not, and will not as a result of the offer and sale of the Securities as contemplated in the Prospectus and in this Agreement become, required to register as an "investment company" under the Investment Company Act.

            (v) The statements in the prospectus supplement relating to the Securities dated the date hereof, under the caption "The Notes," "The Certificates" and "The Purchase Agreements and The Trust Documents" insofar as such statements purport to summarize certain terms of the Notes, the Certificates and the Basic Documents, present a fair summary of the terms of such documents.

            (vi) To the best of such counsel's knowledge, there are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules or Regulations which have not been so filed.

            (vii) The statements in the Prospectus under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto are correct in all material respects.

            (viii) The registration statement on Form S-3 No. 333-43323 relating to the Securities as of its effective date, the Registration Statement and the Prospectus as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations. Such counsel need express no opinion with respect to the financial statements, the exhibits, annexes and other financial, statistical, numerical or portfolio data, economic conditions or financial condition of the portfolio information included in or incorporated by reference into the registration statement on Form S-3 No. 333-43323 relating to the Securities, the Registration Statement, the Prospectus or any amendment or supplement thereto.

            (ix) Assuming that each of the Basic Documents to which the Selling Trust is a party have been duly authorized, executed and delivered by the Selling Trust, each of the Basic Documents constitutes a valid and binding obligation of, the Selling Trust, enforceable against the Selling Trust in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Such counsel shall state that it has participated in conferences with officers and representatives of CIT, the Seller, CITSF, Counsel to CITSF and officers and representatives of the Underwriters, at which conferences certain of the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility whatsoever for, the factual accuracy, completeness or fairness of the statements contained in the registration statement on Form S-3 No. 333-43323 relating to the Securities, the Registration Statement or Prospectus (except as stated in Sections 6(j)(v) and 6(j)(vii) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Seller, CITSF and CIT
GP), no facts have come to their attention that leads such counsel to believe that the registration statement on Form S-3 No. 333-43323 relating to the Securities, as of its effective date, the Registration Statement, as of the date of this Agreement, or any amendment thereto, as of its date when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on its date contained or on the Closing Date contains, any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, tables, schedules, exhibits, annexes and other financial, statistical, numerical or portfolio data, or information on economic conditions or financial condition of the portfolio included in or incorporated by reference into, the Registration Statement or Prospectus.

      Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

      (k) The Representative shall have received, in form and substance satisfactory to the Representative and counsel for the Underwriters an opinion of Schulte Roth & Zabel LLP, special counsel to the Trust, dated the Closing Date, regarding the creation of a security interest in the Collateral in favor of the Indenture Trustee on behalf of the Noteholders to the extent that a security interest in such Collateral can be created under Article 9 of the UCC as currently in effect in the State of New York. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and as are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America and the laws of the State of New York.

      (l) The Representative shall have received an opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Securities and such other related matters as the Representative shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

      (m) The Representative shall have received opinions of Seward & Kissel and in-house General Counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

            (i) The Indenture constitutes a legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Indenture Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership, or reorganization or any moratorium or similar occurrence affecting the Indenture Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

            (ii) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

            (iii) The Indenture Trustee is a banking corporation validly existing under the laws of the state of Illinois and has full power and authority to enter into, and to take all action required of it, under the Indenture.

            (iv) The Indenture has been duly authorized, executed and delivered by the Indenture Trustee.

      (n) The Representative shall have received an opinion of in-house General Counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

            (i) The Owner Trustee is duly incorporated and validly existing as a national banking association under the laws of the United States of America and has the power and authority to execute and deliver the Trust Agreement.

            (ii) The execution and delivery of the Trust Agreement by the Owner Trustee and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee and the Trust Agreement has been duly executed and delivered by the Owner Trustee.

            (iii) The Trust Agreement constitutes valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iv) The execution and delivery by the Owner Trustee of the Trust Agreement and the transactions contemplated thereby do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority of the State of Delaware which has not been obtained or done.

            (v) Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under the charter or the other organizational documents of the Owner Trustee.

            (vi) The Trust has duly executed the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and the Certificates.

            (vii) The Notes have been executed, authorized and delivered by the Owner Trustee upon the order of the Seller in accordance with the Trust Agreement and the Indenture.

            (viii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Federal governmental authority.

            (ix) Neither the consummation by the Owner Trustee of the transactions contemplated by the Trust Agreement or, on behalf of the Trust, the transactions contemplated by the Trust Agreement, Indenture and the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any federal law.

      (o) The Representative shall have received an opinion of Richards, Layton & Finger special Delaware counsel for the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

            (i) The Trust Agreement is the legal, valid and binding agreement of the Owner Trustee, CIT GP and the Seller, enforceable against the Owner Trustee, CIT GP and the Seller in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            (ii) The Certificate of Trust has been duly filed with the Secretary of State of the State of Delaware. The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act.

            (iii) The Trust has the power and authority under the Trust Agreement and the Delaware Business Trust Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and the Certificates, and to issue the Notes and the Certificates.

            (iv) The Trust has duly authorized the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and the Certificates.

            (v) The Trust has the power under the Trust Agreement and the Delaware Business Trust Act to pledge the Trust Estate to the Indenture Trustee as security for the Notes.

            (vi) When the Certificates have been executed, authenticated and delivered by the Owner Trustee upon the order of the Seller in accordance with the Trust Agreement and when delivered to and paid for pursuant to this Agreement, the Certificates will be validly issued and outstanding, and the holder of record of any such Certificates will be entitled to the benefits accorded by the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            (vii) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware, the Indenture Trustee will have a perfected security interest in such Collateral and the proceeds thereof;

      and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under ss. 9-312 of the Delaware UCC and temporarily perfected security interests in proceeds under ss. 9-306 of the Delaware UCC.

            (viii) No re-filing or other action is necessary under the Delaware UCC in the State of Delaware in order to maintain the perfection of the security interest referenced above except for the filing of continuation statements at five-year intervals.

            (ix) Under ss. 3805(b) of the Delaware Business Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            (x) Under ss. 3805(c) of the Delaware Business Trust Act, and assuming that the Sale and Servicing Agreement conveys good title to the Contracts to the Trust as a true sale and not as a security arrangement, the Trust, rather than the Certificateholders, is the owner of the Contracts subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally,
      (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

      (p) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes shall each have been rated at least "Aaa" by Moody's and "AAA" by S&P and the Certificates shall have been rated at least "Aaa" by Moody's and "AAA" by S&P.

      (q) The Representative shall have received copies of each opinion of counsel delivered to either Rating Agency, or the Insurer together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

      (r) The Representative shall have received evidence satisfactory to it and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements shall have been submitted to the Trustee for filing in the appropriate filing offices reflecting (1) the transfer of the interest in the Contracts and the proceeds thereof (A) from CITCF-NY to CITSF, to the extent such Contracts have been transferred to CITSF from CITCF-NY, (B) from CITSF to the Seller, (C) from the Seller to the Owner Trustee, on behalf of the Trust, or the Trust, as the case may be, (D) from the Selling Trust to the Owner Trustee on behalf of the Trust, or the Trust, as the case may be, and (2) the grant of the security interest by the Trust in the Contracts and the proceeds thereof to the Indenture Trustee.

      (s) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller in connection with the issuance and sale of the Securities as herein contemplated shall be in form and substance satisfactory to the Representative and counsel for the Underwriters.

      (t) The Representative shall have received an opinion of Robert S. Fischer, Esq., dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters regarding the perfection of security interests in financed boats secured or proposed to be secured by U.S. Preferred Ship Mortgages under 46 U.S.C. Chapter 313, "Commercial Instruments and Mortgages".

      (u) The Insurance Policies shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

      (v) The Representative shall have received an opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Insurer, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Representative, to the effect that:

            (i) The Insurer is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

            (ii) The Insurer has the corporate power to execute and deliver, and to take all action required of it under the Insurance Policies, the Insurance Agreement and the Indemnification Agreement.

            (iii) Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Insurance Policies, the Insurance Agreement or the Indemnification Agreement against the Insurer, is required in connection with the execution and delivery by the Insurer of the Insurance Policies, the Insurance Agreement, the Indemnification Agreement or in connection with the Insurer's performance of its obligations thereunder.

            (iv) The Insurance Policies, the Insurance Agreement and the Indemnification Agreement have been duly authorized, executed and delivered by the Insurer, and the Insurance Policies and, assuming due authorization, execution and delivery of the Insurance Agreement and the Indemnification Agreement by the parties thereto (other than the Insurer), the Insurance Agreement and the Indemnification Agreement, constitute the legally valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their respective terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement in considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Insurer, (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought, and (c) the enforceability of rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

            (v) The Insurance Policies are not required to be registered under the Act, as amended.

      Such opinions may be subject to such counsel's customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Registration Statement and the Prospectus and its investigation or verification of information contained therein, such counsel also shall state that it has no reason to believe that as of the Closing Date any of the information contained in the Prospectus in (x) the paragraph titled "Insurance " under the heading "Summary of Terms" or (y) under the captions "The Insurer" and "Enhancement--Insurance Policies" includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial, numerical and statistical information contained therein as to which such counsel need express no opinion).

      (w) On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization."

      (x) The Underwriters shall have received from the Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Insurance Policies and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

            (i) The information in the Prospectus Supplement as of the date hereof under the caption "The Insurer" and "Enhancement--Insurance Policies" (the "Insurer Information") is true and correct in all material respects and does not contain any untrue statement of a fact that is material to the Insurer's ability to perform its obligations under the Insurance Policies. There has been no material adverse change in the financial condition of the Insurer since December 31, 1998.

            (ii) There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations of it or would materially and adversely affect its ability to perform its obligations under the Insurance Policies or the Insurance Agreement.

            (iii) The execution and delivery of the Insurance Agreement, the Indemnification Agreement and the Insurance Policies and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of, the Restated Charter or By-Laws of the Insurer, or any agreement, indenture or other instrument to which the Insurer is a party;

            (iv) The issuance of the Insurance Policies and the execution, delivery and performance of the Indemnification Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Insurance Policies, the Indemnification Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

      (y) The Representative shall have received an opinion of counsel for the Selling Trust, dated as of the Closing Date in form and substance satisfactory to the Representative and counsel for the Underwriters to the effect that:

            (i) The Selling Trust has the power to own its assets and to transact the business in which it is currently engaged and to perform their respective obligations under each of the Basic Documents to which it is a party.

            (ii) Each of the Basic Documents to which the Selling Trust is a party have been duly authorized, executed and delivered by the Selling Trust.

            (iii) The execution and delivery by the Selling Trust of each of the Basic Documents to which it is a party, the performance of its respective obligations thereunder are within the power of the Selling Trust, and have been duly authorized by all necessary action on the part of the Selling Trust; and neither the issue and sale of the Securities, nor the consummation of the transactions contemplated by the Basic Documents nor the fulfillment of the terms thereof, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Selling Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument, if any, to which the Selling Trust is a party or by which either may be bound or to which the property or assets of the Selling Trust are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments, if any, have been identified by the Selling Trust to such counsel), nor will such action result in any violation of the provisions of the certificate of formation of the Selling Trust or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree of any state or federal courts, regulatory bodies, other body, governmental entity or arbitrator having jurisdiction over the Selling Trust.

            (iv) There are no legal or governmental proceedings pending to which the Selling Trust is a party or of which any property of the Selling Trust is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement and are not disclosed therein or (B)(1) asserting the invalidity of all or part of any of the Basic Documents, (2) seeking to prevent the issuance of the Notes or the Certificates, (3) that could materially and adversely affect the Selling Trust's obligations under any of the Basic Documents or (4) seeking to affect adversely the federal or state income tax attributes of the Securities.

            (v) When the Basic Documents have each been duly executed and delivered by all parties thereto, the purchase price therefor has been paid to the Selling Trust by the Trust in the manner specified in the Sale and Servicing Agreement and the Notes and the Certificates have been duly executed and duly authenticated and delivered by the Owner Trustee or the Indenture Trustee, as applicable, to or upon the order of the Selling Trust in accordance with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, all of the Selling Trust's right, title and interest in and to the Contracts and any security interests securing the Contracts will have been conveyed to the Trust and the Trust will be the holder of a valid and binding security interest in the Contracts against the Selling Trust.

      (z) The Underwriter shall have received from the Selling Trust a certificate signed by CITSF dated the Closing Date to the effect that all Contracts sold by the Selling Trust to the Trust are being transferred free and clear of all liens and encumbrances.

      (aa) The Representative shall have received copies of any certificates or other closing documents delivered to either Rating Agency or the Insurer.

      (bb) The Representative shall have received an opinion of in-house, counsel to the Lender, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that:

            (i) The Lender has full power and authority to enter into, and to take all action required of it, under the Loan Agreement.

            (ii) The Loan Agreement has been duly authorized, executed and delivered by the Lender.

            (iii) The Loan Agreement constitutes a legal, valid and binding agreement of the Lender, enforceable against the Lender in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Lender generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership, or reorganization or any moratorium or similar occurrence affecting the Lender, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

      7. Computational Materials.

      (a) Not later than 10:30 a.m. New York time, on the business day before the date on which the Current Report relating to the Securities is required to be filed by the Seller with the Commission pursuant to Section 5(m) hereof, each Underwriter shall deliver to the Seller five complete copies of all materials, if any, provided by such Underwriter to prospective investors in such Securities which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials"). Each delivery of Computational Materials to the Seller pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Seller on behalf of the Seller and one copy of such materials to the Seller. The Computational Materials so delivered shall be accompanied by a letter from KPMG Peat Marwick LLP, addressed to the Seller and the Representative, in form and substance reasonably satisfactory to the Seller and the Representative, to the effect that KPMG Peat Marwick LLP have performed certain agreed upon procedures with respect to such Computational Materials as a result of which they have determined that such Computational Materials are mathematically correct.

      (b) Each Underwriter that so delivers Computational Materials represents and warrants to and agrees with the Seller, as of date hereof and as of the Closing Date, that:

            (i) on the date any such Computational Materials with respect to the Securities were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Seller pursuant to
      Section 7(a), any Underwriter Derived Information (defined below) included therein did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Prospectus and a prospectus supplement relating to the Securities, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

            (ii) the Computational Materials contain customary legends and are in substantially the same form as previously furnished to the Seller.

      Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to any information other than the Underwriter Derived Information provided by such Underwriter. "Underwriter Derived Information" means such portion, if any, of the information delivered to the Seller pursuant to Section 5(m) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference and (ii) does not constitute Seller Provided Information. "Seller Provided Information" means any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Trust upon which the mathematical calculations reflected in the Underwriter Derived Information of any Underwriter are based.

      (c) Each Underwriter severally covenants with the Seller that if any Underwriter Derived Information required to be provided to the Seller pursuant to this Section 7 is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Underwriter Derived Information was provided to the Seller or filed by the Seller with the Commission) shall promptly prepare and deliver to the Seller and each prospective investor which received such Underwriter Derived Information corrected Underwriter Derived Information. All information provided to the Seller pursuant to this Section 7(c) shall be provided within the time periods set forth in Section 7(a).

      (d) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the Kidder/PSA Letters.

      (e) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter.

      (f) If an Underwriter does not provide any Computational Materials to the Company pursuant to Section 7(e), such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

      (g) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with Section 7(a), the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(m) to file the Computational Materials by the time specified therein.

      8. Indemnification and Contribution.

      (a) CITSF will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) CITSF will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with written information furnished to the Seller or CITSF by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information contained in the prospectus supplement relating to the Securities dated the date hereof: the information contained under the caption "Plan of Distribution" (the "Underwriters' Information") or (y) with respect to Underwriter Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error (a "Seller Error") in the Seller Provided Information other than a Seller Error which is corrected by information subsequently furnished by the Seller in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Seller pursuant to Section 7(a),
(ii) such indemnity with regard to any related preliminary prospectus shall not inure to the benefit of each Underwriter (or any person controlling each Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person if such Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) was timely forwarded to each Underwriter as required by this Agreement and the untrue statement or omission of a material fact contained in such related preliminary prospectus was corrected in the Prospectus (or, in the event it is amended or supplemented, such Prospectus as amended or supplemented) and (iii) CITSF shall not, in connection with any one such action or separate but substantially similar or related transactions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters, which firm shall be designated in accordance with Section 8(c) hereof.

      (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and CITSF against any losses, claims, damages or liabilities to which the Seller or CITSF may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or CITSF by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or CITSF in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of (x) the Underwriters' Information and (y) in any Underwriter Derived Information (or amendments or supplements thereof) furnished to the Seller by such Underwriter pursuant to Section 7 (except that no such indemnity shall be available for any losses, claims, damages or liabilities (or actions in respect thereof) resulting from a Seller Error other than a Seller Error which is corrected by information subsequently furnished by the Seller in writing or by electronic transmission to such Underwriter prior to the time such Computational Materials are furnished to the Seller pursuant to Section 7(a), and (ii) the Underwriters shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each of the Seller and CITSF, which firm shall be designated in accordance with Section 8(c) hereof.

      (c) Promptly after receipt by an indemnified party under this Section of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

      Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the related Underwriter, if the indemnified parties under this Section 8 consist of one or more Underwriters or any of its or their controlling persons, or the Seller, if the indemnified parties under this
Section 8 consist of the Seller or any of the Seller's directors, officers or controlling persons.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Seller and CITSF on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and CITSF on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and CITSF on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Seller and CITSF bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, CITSF or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of CITSF under this Section shall be in addition to any liability which the Seller or CITSF may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or CITSF, to each officer of the Seller or CITSF who has signed the

Registration Statement and to each person, if any, who controls the Seller or CITSF within the meaning of the Act.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller, CITSF and CIT or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, CITSF, CIT or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Seller, CITSF and CITCF-NY shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Seller, CITSF and the Underwriters pursuant to Section 8 hereof shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clauses (iii), (iv) or
(v) of Section 6(e) hereof, the Seller and CITSF will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

      10. Failure to Purchase the Securities. If any Underwriter or Underwriters default in their obligations to purchase the principal amount of the Class or Classes of Notes and/or the Certificates opposite such Underwriter's name on
Schedule I hereto and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representative may make arrangements satisfactory to the Seller and CITSF for the purchase of such Notes or Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class or Classes of Notes and/or the Certificates that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Notes and/or the Certificates with respect to such default or defaults exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representative, the Seller and CITSF for the purchase of such Notes and/or Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Seller or CITSF, except as provided in
Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

      11. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at 85 Broad Street, New York, NY 10004, Attention: Tom Lasersohn, with a copy to the Registration Department (facsimile number (212) 902-4024); if sent to the Seller, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention:

James J. Egan, Jr., President (facsimile number (201) 740-5410); if sent to CIT, will be mailed, delivered or sent by facsimile transmission and confirmed to it by The CIT Group, Inc., 1211 Avenue of the Americas, New York, New York 10036,
Attention: Joseph M. Leone, Executive Vice President and Chief Financial Officer (facsimile number (212) 536-1971); and if sent to CITSF, will be mailed, delivered or sent by facsimile transmission and confirmed to it at The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039,
Attention: James J. Egan, Jr., President (facsimile number (201) 740-5410).

      12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor or by the Trust, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller, the Trust or CIT GP any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters, the Seller, CIT and CITSF and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

      14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement will be binding upon all the Underwriters.

      15. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

      16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon it will become a binding agreement among CIT, the Seller, CITSF and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            THE CIT GROUP, INC.

                                            By: /s/ Frank Garcia
                                               ---------------------------------
                                               Name:  Frank Garcia
                                               Title:  Vice President


                                            GROUP SECURITIZATION
                                            CORPORATION II


                                            By: /s/ Frank Garcia
                                               ---------------------------------
                                               Name:  Frank Garcia
                                               Title:  Vice President


                                            THE CIT GROUP/SALES FINANCING, INC.


                                            By: /s/ Frank Garcia
                                               ---------------------------------
                                               Name:  Frank Garcia
                                               Title:  Vice President

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first above written:

GOLDMAN, SACHS & CO.

By: /s/ Goldman Sachs & Co.
   -------------------------------------
   Name:
   Title:

   Acting on behalf of itself
   and as the Representative
   of the several Underwriters.

                                   SCHEDULE I

                                                     Principal Amount of
                       Underwriter                     Class A-1 Notes
                       -----------                     ---------------
Goldman, Sachs & Co.                                       $ 65,000,000
Bear, Stearns & Co. Inc.                                   $ 65,000,000
Chase Securities Inc.                                      $ 65,000,000
First Unions Capital Markets                               $ 65,000,000
Salomon Smith Barney                                       $ 65,000,000

Total                                                      $325,000,000


                                                     Principal Amount of
                       Underwriter                     Class A-2 Notes
                       -----------                     ---------------
Goldman, Sachs & Co.                                       $ 35,800,000
Bear, Stearns & Co. Inc.                                   $ 35,800,000
Chase Securities Inc.                                      $ 35,800,000
First Unions Capital Markets                               $ 35,800,000
Salomon Smith Barney                                       $ 35,800,000

Total                                                      $179,000,000


                                                     Principal Amount of
                       Underwriter                     Class A-3 Notes
                       -----------                     ---------------
Goldman, Sachs & Co.                                       $ 23,400,000
Bear, Stearns & Co. Inc.                                   $ 23,400,000
Chase Securities Inc.                                      $ 23,400,000
First Unions Capital Markets                               $ 23,400,000
Salomon Smith Barney                                       $ 23,400,000

Total                                                      $117,000,000

                                                       Principal Amount of
                       Underwriter                       Class A-4 Notes
                       -----------                       ---------------
Goldman, Sachs & Co.                                         $ 20,626,800
Bear, Stearns & Co. Inc.                                     $ 20,626,800
Chase Securities Inc.                                        $ 20,626,800
First Unions Capital Markets                                 $ 20,626,800
Salomon Smith Barney                                         $ 20,626,800

Total                                                        $103,134,000

                                                        Principal Amount
                       Underwriter                       of Certificates
                       -----------                       ---------------
Goldman, Sachs & Co.                                          $ 2,180,000
Bear, Stearns & Co. Inc.                                      $ 2,180,000
Chase Securities Inc.                                         $ 2,180,000
First Unions Capital Markets                                  $ 2,180,000
Salomon Smith Barney                                          $ 2,180,000

Total                                                         $10,900,000

                                   SCHEDULE II

      Locations of Chief Executive Offices and Principal Places of Business


The CIT Group Securitization Corporation II           650 CIT Drive
                                                      Livingston, NJ 07039-0491

The CIT Group/Sales Financing, Inc.                   650 CIT Drive
                                                      Livingston, NJ 07039-0491

The CIT Group/Consumer Finance, Inc. (NY)             650 CIT Drive
                                                      Livingston, NJ 07039-0491

The CIT Marine Trust
1996-A

                                  SCHEDULE III

                             Original
                            Principal                                 Class A
      Security               Amount $              Price %            Price $             Rate %
      --------               --------              -------            -------             ------
Class A-1 Notes           $325,000,000           99.986952%         $324,957,594.00       5.45%
Class A-2 Notes           $179,000,000           99.892041%         $178,806,753.39       5.80%
Class A-3 Notes           $117,000,000           99.801085%         $116,767,269.45       5.85%
Class A-4 Notes           $103,134,000           99.769382%         $102,896,154.43       6.25%

Total Price to Public:    $723,427,771.27
Total Price to Seller:    $721,308,668.27
Underwriting Discounts
  and Commissions:        $  2,119,103.00


                                      III-1

                                   SCHEDULE IV

                             Original                                   Pass-
                            Principal                  Class A         Through
      Security               Amount $       Price %    Price $          Rate %
      --------               --------       -------    -------          ------

Certificates               $10,900,000     99.943641%  $10,893,856.87   6.20%

Total Price to Public:                $10,893,856.87
Total Price to Seller:                $10,844,806.87
Underwriting Discounts                $    49,050.00
 and Commissions:


                                      IV-1